Calculation of Filing Fee Tables
S-8
Alaska Silver Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Subordinate voting shares without par value	Other	4,057,273	$ 0.63	$ 2,556,081.99	0.0001381	$ 352.99
2	Equity	Subordinate voting shares without par value	Other	4,416,500	$ 0.95	$ 4,195,675.00	0.0001381	$ 579.42
Total Offering Amounts:						$ 6,751,756.99		$ 932.41
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 932.41
Offering Note
[1]	(a) Represents the registrant's subordinate voting shares without par value (the "Shares") reserved for issuance under future awards that may be granted pursuant to the Alaska Silver Corp. Long-Term Incentive Plan (the "Plan"). (b) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional Shares as may be issuable under the Plan as a result of stock splits, stock dividends or similar transactions. (c) The Proposed Maximum Offering Price Per Unit has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act based upon the average of the high and low prices of the Shares as reported on the OTCQX on April 6, 2026.

[2]	(a) Represents Shares issuable upon the exercise of outstanding stock options granted by the registrant pursuant to the Plan as of the date of this registration statement. (b) Pursuant to Rule 416(a) promulgated under the Securities Act, this registration statement shall also cover any additional Shares as may be issuable under the Plan as a result of stock splits, stock dividends or similar transactions. (c) The Proposed Maximum Offering Price Per Unit has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act based upon the weighted-average exercise price for certain outstanding stock options.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources